UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/19/2010

SCHOLASTIC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  000-19860

DELAWARE	13-3385513
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

557 BROADWAY
NEW YORK, NY 10012
(Address of principal executive offices, including zip code)

(212) 343-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)        Not applicable.

(b)        On May 24, 2010, Robert J. Jackson, Senior Vice President, and Chief Accounting Officer (principal accounting officer) of Scholastic Corporation (the "Company"), determined to resign from those roles effective August 27, 2010. Mr. Jackson's previous experience includes several positions as a senior operating executive in media and publishing and he will pursue an operating role and seek to devote more time to his family.

(c)        The Company's Vice President, Corporate Controller, Mr. John Giraldo, will assume the role of Senior Vice President and Chief Accounting Officer (principal accounting officer) for the Company, effective August 27, 2010 upon Mr. Jackson's departure. Mr. Giraldo, age 42, has been the Company's Vice President, Corporate Controller since December 2009. Before joining the Company, Mr. Giraldo was Vice President, Controller of MTV Games / Harmonix (Computer Games industry) from November 2008 through November 2009 and Senior Vice President at New Line Cinema, a film production company, from January 2002 through October 2008. Prior to that, Mr. Giraldo was Vice President of Finance at Major League Soccer. Mr. Giraldo is a Certified Public Accountant who began his career at Ernst & Young.

There are no family relationships among Mr. Giraldo and any directors or officers of the Company.

There have been no transactions nor are there any proposed transactions between the Company and Mr. Giraldo that would require disclosure pursuant to Item 404(a) of Regulation S-K.

(d)        On May 19, 2010, the Board of Directors elected Margaret Williams as a director of the Company. Ms. Williams was appointed to one of the Board seats elected by the Class A stockholders of the Company. The board committee assignments for Ms. Williams have not yet been determined. Ms. Williams will be compensated for her services as a director on the same basis as other non-employee directors of the Company, including annual retainers, fees for attending board and committee meetings, eligibility to receive stock-based awards under the Company's outside director stock incentive plan and the ability to participate in the deferred compensation plan for directors. During the fiscal year ended May 31, 2009, Griffin Williams LLC, a management consulting firm of which Ms. Williams is a partner, was paid $212,521.35 for consulting services provided to the Company, and an additional payment of $25,000 was made in June 2009 upon completion of the consulting assignment. Except for the foregoing, there have been no transactions within the last fiscal year, or any currently proposed transactions, in which the Company is to be a participant and in which Ms. Williams has or had a direct or indirect material interest which would be required to be reported under Item 404(a) of Regulation S-K.

(e)        Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOLASTIC CORPORATION

Date: May 25, 2010	By:	/s/ Andrew S. Hedden
Andrew S. Hedden
Executive Vice President, General Counsel and Secretary